SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.11

FIRST AMENDMENT TO

AMENDED AND RESTATED GAS PROCESSING AGREEMENT

BETWEEN SPRINGFIELD PIPELINE LLC AND MARLIN MIDSTREAM, LLC

THIS First Amendment to Amended and Restated Gas Processing Agreement (“First Amendment”) is made and entered into effective as of the 1st day of July, 2011, by and between Marlin Midstream, LLC (“Processor”) and Springfield Pipeline LLC (“Gatherer”). Hereinafter Processor and Gatherer may sometimes be collective referred to as the “Parties” and individually as a “Party.”

WITNESSETH

WHEREAS, Processor and Gatherer are parties to that certain Amended and Restated Gas Processing Agreement (“Agreement”) entered into by the Parties effective as of January 1, 2008;

WHEREAS, Processor will take over the dehydration of Anadarko’s gas, to the extent the 40 MMcf/d gas dehydration system and gas cooler being transferred by Gatherer to Processor is sufficient to dehydrate such gas, as addressed in a separate agreement between the Parties and thus a new fee will be added to the Agreement to cover same;

WHEREAS, the parties desire to amend the Agreement as hereinafter provided to effectuate the foregoing.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. ARTICLE 7.1 Consideration for Processing of the Agreement is hereby deleted in its entirety and replaced with the following:

7.1 Consideration for Processing: As consideration for Processor processing Gatherer’s Gas, delivering Gatherer’s Residue Gas to the Delivery Point, and transporting Gatherer’s Plant Products to the Plant Product Delivery Point, Gatherer shall pay Processor a Processing Fee and De-Hy Fee, as set forth in the table below, on all volumes of Gatherer’s Gas received at the Receipt Point, as expressed on an Mcf basis, and shall pay Processor or its affiliate a Plant Products transportation fee (“T Fee”), as set forth in the table below, on all gallons of Plant Products delivered to the Plant Product Delivery Point for Gatherer’s account. Notwithstanding the foregoing, the De-Hy Fee shall commence effective as of July 1, 2011.

Volume (Mcf/d)	Processing Fee*	T Fee*	De-Hy Fee*
Gatherer’s Gas Volume (Dedicated Gas and Other Gas)	**/Mcf	**/gal	**/Mcf

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Springfield Pipeline, LP

Amendatory Agreement dated July 1, 2011

*	On April 1, 2009, and each anniversary thereof, the Processing Fee and T Fee described above shall be adjusted by multiplying the respective fee by a percentage which shall be equal to the percentage increase, if any, in the Gross Domestic Product Chain-type Price Index (“GDPCP Index”). This index shall be calculated based upon the most recent quarterly publication of the GDPCP Index published and available and shall be compared to the quarterly publication of the GDPCP Index for the same quarter of the prior calendar year. If the GDPCP Index ceases to be published, then it shall be replaced with the Implicit Price Deflator Index (“IDP Index”). If both the GDPCP Index and the IDP Index cease to be published, a similar index by which to adjust the Fee(s) shall be mutually agreed to by the Parties. Processor will provide Gatherer with written notice of any such adjustment to the Fee(s).

2. Sub-item 3.1 of Item 3—Quality of EXHIBIT A GAS PROCESSING TERMS AND CONDITIONS of the Agreement shall be deleted in its entirety and replaced with a new subsection 3.1:

3.1 **

3. All capitalized words that are not defined herein shall have the meaning ascribed to them in the Agreement. Except as modified and amended herein, the remaining terms and provisions of the Agreement shall remain in full force and effect

4. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original agreement upon the signature by each of the Parties on at least one counterpart, but all of which shall be deemed to be one and the same document. Delivery of an executed version of this Agreement by facsimile transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, this First Amendment is executed as of the date first above written.

Marlin: Marlin Midstream, LLC		Springfield: Springfield Pipeline LLC

By:	/s/ James R. Hart	By:
Name:	James R. Hart	Name:
Title:	Sr. Vice-President	Title: